EXHIBIT 99



The Energy Forum

LINCOLNWAY ENERGY
NEVADA, IOWA

Volume IX, Issue 1 February 2013

INSIDE THIS EDITION

Challenges, Opportunities and Making Ethanol for America	1
Annual Meeting Set for March 4th	2
Providing Proxy Materials via Internet	3
Helpful Hints for Casting Your Ballot	3
New Faces	3
Fiscal Year 2012 Results	4
Tax Update	5
American Coalition for Ethanol Headline	5
Unit Trading	5
Forward Looking Statements	5

MEMBER MEETING

Please note change in date for Annual Meeting:

The Annual Member Meeting is now scheduled for **Monday, March 4th** at 6:30 p.m.

It will be held at the Holiday Inn Ames Conference Center, 2609 University Blvd. in Ames.

Lincolnway Energy, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201
Office: 515-232-1010
Fax: 515-663-9335
www.lincolnwayenergy.com

CHALLENGES, OPPORTUNITIES AND MAKING ETHANOL FOR AMERICA

By Kim Supercynski, Interim CEO

It has been my honor to serve as interim CEO of Lincolnway Energy as the Board of Directors conducts a President/CEO search. The Directors are working with an executive search firm to assist them in this process and their goal is to have someone in place by early spring. When the new President/CEO is retained, I will return to my role as CFO for the company.

Searching for a new top executive presents both challenges and opportunities, as you might expect. It's the same with making ethanol. The summer's drought – which is ongoing – caused prices for our feedstock to rise sharply which in turn impacts our profit margin. These aren't the only factors affecting our industry.

Late last year, Congress passed, and the President signed, Fiscal Cliff legislation which included an extension of the current Farm Bill along with reinstatement of the Biodiesel Tax Credit which expired one year ago. Because this impacts the biodiesel Renewable Identification Number (RIN - a number assigned to all batches of biofuels for measuring Renewable Fuel Standard 2 compliance), it creates opportunity for domestic ethanol.

How? Refiners are required to meet the volumetric blending mandates of biofuels established by the Environmental Protection Agency and purchase RINs to demonstrate compliance. Those who blend biofuel receive the value of the RINs on each gallon of biofuel sold to refiners, in addition to the fuel's market value. These RINs can be very valuable to blend.

The Biodiesel Tax Credit takes the RIN premium off the table which potentially makes Brazilian ethanol less attractive to import. With lower imports of ethanol, more domestically produced ethanol could be used to meet RFS2, reducing stocks, and in the second or third quarter of 2013, the possibility for positive ethanol margins exists.

On Friday, January 11, 2013, the USDA issued the final corn report for the year. The 2012 U.S. corn crop was estimated at 10.78 billion bushels. The estimate of stocks of corn on December 1, 2012, was at a nine-year low of just over 8 billion bushels.

We continue to monitor all the factors affecting our profitability. The current oversupply of ethanol began a year ago and while a lot of production has gone off line in the past year, supply is still high, and the opportunity to draw down those stocks holds great promise.

Thank you for your support and investment in Lincolnway Energy.

Volume IX, Issue 1 February 2013 2 My fellow directors and I cordially invite you to the annual meeting of the members of Lincolnway Energy, LLC. The annual meeting will be held at the Holiday Inn Ames Conference Center, 2609 University Boulevard, Ames, Iowa, on Monday, March 4, 2013, at 6:30 p.m. In addition to conducting the business of Lincolnway Energy, we are pleased to have two guest speakers join us. Chad Martin, CEO of Eco- Energy, Inc., our new ethanol marketer, and Jan Koninckx, global business director with Dupont Biofuels, will both share their insights and analysis with us. Mr. Koninckx will share information on the cellulosic biofuels production plant being built next to Lincolnway Energy. This is DuPont’s first commercial scale plant and the largest in the world. He will also discuss DuPont and BP’s joint venture, ButamaxTM, which plans to convert existing ethanol plants like Lincolnway Energy to produce bio butanol which they consider to be a next generation biofuel. Lincolnway Energy is a member of their early adapter group so we are evaluating this opportunity and look forward to learning more from Mr. Koninckx at the Annual Meeting. You can learn more about DuPont’s cellulosic plant by visiting this website: http://news.easybranches.com/2012/12/14/dupont-to-build- world-class-biofuel-refinery-in-central-iowa/ Additional information on Butamax can be found at this website: http://butamaxpatents.com/FAQ.aspx All members were mailed the Notice of Internet Availability and the Notice of Annual Meeting, and you will receive a ballot in a separate mailing as well. There are five proposals on the ballot for the meeting. ● Ratification of the selection of McGladrey LLP as Lincolnway Energy, LLC's auditor for the fiscal year ending September 30, 2013. ● Increase the number of directors from nine to 10. ○ This proposal is being made because the directors believe it would be beneficial to Lincolnway Energy to add a director who has a science and chemistry background and experience, and because the directors have identified a person who has significant experience and background in those areas in Dr. Gregory Geoffroy. ● Election of directors. ○ If the proposal to increase the number of directors is approved, four directors will need to be elected at the annual meeting. In that case, the Directors recommend Jim Hill, Kurt Olson, Richard Johnson and Gregory Geoffroy. ○ If that proposal is not approved, three directors will need to be elected. In that case, the Directors recommend Jim Hill, Richard Johnson and Kurt Olson, and the Directors contemplate continuing to retain Gregory Geoffroy as a consultant. ○ The other nominee for election as a director is F. Warren Pitcher. Warren was nominated pursuant to the member nomination process in the Second Amended and Restated Operating Agreement. ● Two amendments to the Second Amended and Restated Operating Agreement of Lincolnway Energy. ○ Increase the number of units of Lincolnway Energy that can be issued without the vote of the members from 45,608 to 90,000. ○ Deleting the $500 per unit minimum purchase price requirement because Lincolnway Energy may have difficulty selling additional units for more than $500 per unit. Details on each proposal are available in the printed ballot being mailed to all members. It is important your units be represented and voted at the meeting. We encourage you to carefully review all of the materials, complete, sign and date your ballot, and return it in the reply envelope as soon as you can. Your ballot must be received at the principal office of Lincolnway Energy before 3:00 p.m. on March 4 in order to be valid. If you return your ballot before the meeting and decide you want to change your vote, you can do so at any time before the voting results are announced at the meeting. Please ask us about the methods for changing your vote. On behalf of the Directors, I would like to thank you for your continued interest and support as we look to grow and bring value to Lincolnway Energy, LLC. We look forward to seeing you at the meeting. ANNUAL MEETING SET FOR MARCH 4, 2013 By Jeff Taylor, Chairman, Lincolnway Energy Board of Directors

Volume IX, Issue 1 February 2013 3 In an effort to reduce costs and save time, Lincolnway Energy will once again make all proxy materials available to members via the Lincolnway Energy website. Proxy materials will be posted in accordance with the rules of the Security and Exchange Commission regarding internet availability of proxy materials. The company is taking this approach to save administration time, and mailing costs. If you would like to receive a paper or email copy of the proxy materials you can request one by calling the Lincolnway Energy office at 232-1010, or by contacting the office at info@lincolnwayenergy.com. The paper or email copy of the proxy materials will be provided to you at no cost. Lincolnway Energy will continue to mail out ballots to all members, along with a self-stamped return envelope, to encourage members to vote and ensure a quorum at the annual meeting. If you have any questions regarding this please do not hesitate to call the office. PROVIDING PROXY MATERIALS VIA INTERNET  Return ballots in a timely fashion. Allow 2-3 days mail time if you are local and 5-7 days if you live out of state.  Read the ballot directions!  Especially when voting for directors. There will always be a maximum number of people you can cast your vote for. DO NOT vote for more than the maximum. If you do, ALL of your votes for directors must be disregarded.  Vote for ALL issues on the ballot. Some ballots contain more than one issue.  Fill in the date box.  Printing AND signing your name is very helpful in identifying the correct unit holder when recording the vote. If we can’t read your signature and you did not print your name, we CANNOT count your vote.  Sign off in the appropriate signature block.  Individuals and Joint accounts will use the SIGNATURE BLOCK FOR INDIVIDUALS. In the case of joint accounts, the spouse needs to sign.  Corporations, Partnerships, Trusts and IRA holders will use the SIGNATURE BLOCK FOR ENTITY. If a husband and wife have the units in a trust, PLEASE use this block, using the TRUST name. (Not the individual block.) HELPFUL HINTS FOR CASTING YOUR BALLOT Owen Shunkwiler grew up developing his passion for agriculture in Montana with a strong influence from his grandfather’s irrigated row crop and livestock farm near Billings, Montana. He graduated from Montana State University – Bozeman, Montana with a degree in Agriculture, while growing his interest with his father-in-law’s small cow-calf operation in western Montana. For the next 15 years Owen worked in management for Cargill learning the county elevator business and associated feed/fertilizer/ag chemical services offered to area farmers in Montana and Nebraska. Following three years as the General Manager of the Sioux City Livestock Market, Owen returned to the grain business in Sioux City, Iowa as manager for Archer-Daniels-Midland, and was later promoted to ADM operations in the Texas panhandle at Muleshoe, Hereford, and Amarillo. It was at this time the Starlink issues challenged the food corn industry, and Owen gained greater insight of the entire food chain. Continuing with his passion for agriculture, Owen began working with POET Biorefining - Coon Rapids in 2002 as General Manager of the 40 MGY dry mill ethanol plant as construction neared completion. In recent years, Owen has served as a producer member of Iowa Renewable Fuels Association, Iowa Ethanol Producers Association, and Growth Energy. Owen lives with his wife Lucia in Urbandale. They have two children, who both graduated from the University of Iowa. NEW FACES: OWEN SHUNKWILER, DIRECTOR OF GRAINS

Volume IX, Issue 1 February 2013 4 The chart below presents key operating data with our ethanol production for the years indicated: Lincolnway Energy has reported a net loss of $6.7 million for the year ended September 30, 2012, compared to a net income of $.9 million for the year ended September 30, 2011. Revenues were $169.6 million for the year ended September 30, 2012 compared to $174.0 million for the year ended September 30, 2011. The following is statement of operations data for the years indicated: FISCAL YEAR 2012 RESULTS Revenues decreased in fiscal year 2012 by approximately 2.5%, when compared to the fiscal year 2011. Lincolnway Energy sold approximately 55.3 million gallons of ethanol at an average gross price of $2.29 per gallon, 146,516 tons of dried distillers grains at an average gross price of $258.97 per ton, and 6,142 tons of wet distillers grains at an average gross price of $101.19 per ton during the fiscal year ended September 30, 2012. Lincolnway Energy also sold approximately 4,815 tons of corn oil at an average gross price of $780.57 per ton during the 2012 fiscal year. The decrease in revenues for the fiscal year ended September 30, 2012 resulted from a 3.0% decrease in ethanol sales volume and a 6.5% decrease in price for ethanol as compared to the previous fiscal year. Management believes the ethanol price decrease is a result of lower total gasoline consumption in the U.S. and secondly, Brazilian sugarcane-based ethanol imports flowing in as a source of advanced biofuels (considered lower in carbon than the U.S. based ethanol production). Lincolnway Energy's cost of goods sold for the fiscal year ended September 30, 2012 totaled approximately $171.8 million, which was an increase of 1.2% when compared to fiscal year 2011. The increase in cost of goods sold for the 2012 fiscal year is primarily due to a 4.4% increase in the average cost of corn per bushel for fiscal year 2012 offset by a 2.4% decrease in ethanol production for the 2012. The increase in corn price is partially attributed to an increase in corn demand that leads to tight corn supply and the drought that we experienced in the summer of 2012. Ethanol yields stayed relatively neutral from fiscal year 2012 compared to 2011. The chart below presents other financial data for the years indicated: For more detailed information on the fiscal year 2012 results please visit Lincolnway Energy’s website under the heading Investors, SEC Financial Report and click on 10K. )

Volume IX, Issue 1 February 2013

TAX UPDATE

Lincolnway Energy's K-1's were mailed out the week of January 9th. If you have not received yours in the mail yet please contact the Lincolnway Energy office and we will get a copy sent to you. Ordinary business income for the fiscal year ended September 30, 2012 is approximately $25.93 per unit. This will be higher or lower depending on the amount of time you held the units for the year. The Domestic Manufacturer's Deduction will be available to you again this taxable year as well as the federal small ethanol producer credit. We qualified for three months of the small ethanol producer credit since we had a tax year that began on October 1, 2011 and the tax credit expired on December 31, 2011.

As always please consult your tax professional if you should have any additional questions regarding your tax preparation.

AMERICAN COALITION FOR ETHANOL HEADLINE

ACE's Lamberty blasts API, CRC over E15 tests

The Senior Vice President for the American Coalition for Ethanol (ACE), Ron Lamberty, recently blasted the American Petroleum Institute (API) for the oil groups' latest attack on E15 fuel.

Lamberty says the latest interpretations from API on the Coordinating Research Council (CRC) test results should not scare consumers away from using E15.

"This is just another ghost story, told by people who stand to lose market share when consumers finally have access to E15. We shouldn't be surprised at Big Oil's latest attempt to scare consumers – they've shown no shame in twisting test results to protect their market share. There is a reason that the oil companies don't want E15 and it has everything to do with protecting the bottom line and nothing to do with protecting consumers," Lamberty said.

"Their latest press conferences and statements do prove what API and the Big Oil lobby are really trying to protect. They showed their true motives when they used this unscientific study as some sort of 'proof' that the Renewable Fuel Standard (RFS) should be repealed. Ethanol is gaining a larger share of a shrinking U.S. gasoline market, and Big Oil will stop at nothing to protect their huge profits," said Lamberty. "The idea of farmers and ethanol producers taking more market share via E15 is what truly haunts the oil industry. Big Oil's refusal to comply with the RFS isn't proof the RFS doesn't work – it's proof they don't want it to work, because they don't want to compete for consumers fuel dollars."

UNIT TRADING

September:	40 units @ $450/unit	**November:**	No Sales
	30 units @ $485/unit	**December:**	No Sales
	50 units @ $500/unit	**January:**	50 units @ $471/unit
October:	25 units @ $450/unit		

FORWARD LOOKING STATEMENTS

Some of the information in this newsletter may contain forward looking statements that express Lincolnway Energy's current beliefs, projections and predictions about future results or events, such as statements with respect to financial results and condition; future trends in the industry or in business, revenues or income; litigation or regulatory matters; business and operating plans and strategies; competitive position; and opportunities that may be available to Lincolnway Energy. Forward looking statements are necessarily subjective in nature and are made based on numerous and varied estimates, projections, beliefs, strategies and assumptions, and are subject to numerous risks and uncertainties. Forward looking statements are not guarantees of future results, performance or business or operating conditions, and no one should place undue reliance on any forward looking statements because actual results, performance or conditions could be materially different.

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Volume IX, Issue 1 February 2013 CoMe JoIn Us on The Web! If you haven’t already, please give us your e-mail address. This way you can receive the full color newsletter via e-mail and we can save on postage. E-mail your request to us at info@lincolnwayenergy.com. Lincolnway Energy, LLC 59511 W. Lincoln Highway Nevada, Iowa 50201-7992